UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2021

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Cawthra Rd, Unit 75 Mississauga, ON L5A3P1, CANADA
(Address of Principal Executive Offices) (Zip Code)

647-406-1199
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 1, 2021, the board of directors of Zoompass Holdings, Inc. approved the issuance of 16,021,610 common shares, being the final tranche of shares to be issued pursuant to the share exchange agreement with BGC dated May 31, 2020.

On October 16, 2021, the board of directors approved the issuance of 10,464,968 common shares to settle debts owed in the amount of $627,892 to certain officers of the Company and its subsidiary. These are reported at September 30, 2021 in Accounts payable and accrued liabilities.

On October 17, 2021, the board of directors approved the issuance of 1,453,140 common shares to settle debts owed in the amount of $87,188 owed to unrelated third parties. These are reported at September 30, 2021 in Notes payable.

On November 10, 2021, the board of directors approved the issuance of 10,000,000 common shares to certain individuals for their contributions to the business over the last eighteenmonths of service. These shares are to be held in escrow and released quarterly over the next 26 months starting March 31, 2022, and every three months subsequently on a pro-rate basis.

On January 10, 2022, the board of directors approved the issuance of 2,333,333 common shares to an individual in exchange $350,000 CDN.

Subsequent to September 30, 2021, the Company repaid a long-term debt due to Moxies, an amount of $29,041

These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purchasers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2021, the Company filed Articles of Conversion with the Nevada Secretary of State and a Continuation Application and Notice of Articles with the BC Registry Services which effected a change of jurisdiction of incorporation of the Company from Nevada, to British Columbia.

The Company is in the process of notifying the Financial Industry Regulatory Authority (“FINRA”) of the name change. The new CUSIP number for the Company's common stock following the name change is 46616X 106.

The Articles of Conversion as filed with the Secretary of State of the State of Nevada is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Continuation Application and Notice of Articles with the BC Registry Services is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference,.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Continuation
3.2	Continuation Application and Notice of Articles

January 13, 2022
By: /s/ Manny Bettencourt
Manny Bettencourt
CEO